Exhibit 99.2 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. THE EXONE COMPANY ATTN: LORETTA L. BENEC 127 INDUSTRY BOULEVARD NORTH HUNTINGDON, PA 15642 During The Meeting - Go to www.virtualshareholdermeeting.com/XONE2021SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D60418-S31443 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. THE EXONE COMPANY The Board of Directors recommends you vote FOR proposals 1, 2 and 3: For Against Abstain Proposals: 1. To adopt the Agreement and Plan of Merger, dated as of August 11, 2021, by and among Desktop Metal, Inc., ("Desktop Metal"), Texas Merger Sub I, Inc. ("Merger Sub I"), Texas Merger Sub II, LLC ("Merger Sub II"), and The ExOne Company ("ExOne"), pursuant to which Merger Sub I will merge with and into ExOne (the "First Merger"), and immediately thereafter ExOne, as the surviving corporation of the First Merger, will merge with and into Merger Sub II (the "Second Merger" and together with the First Merger, the "Mergers"), with Merger Sub II surviving the Second Merger and continuing as a wholly owned subsidiary of Desktop Metal (the "Merger Proposal"). To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to ExOne's named executive officers in connection with the Mergers. To approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting. ! ! ! ! ! ! ! ! ! 2. 3. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement/Prospectus is available at www.proxyvote.com. D60419-S31443 THE EXONE COMPANY Special Meeting of Stockholders [TBD], 2021 [TBD] AM, Eastern Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) John F. Hartner, Douglas D. Zemba and Loretta L. Benec, or any of them, as proxies, each with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of THE EXONE COMPANY that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held virtually at [TBD] AM, Eastern Time, on [TBD], 2021, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR proposal 1, FOR proposal 2 and FOR proposal 3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. Continued and to be signed on reverse side